UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2023

Prosper Marketplace, Inc.

(Exact name of registrant as specified in its charter)

73-1733867

(I.R.S. Employer Identification Number)

Delaware

(State or other jurisdiction of incorporation or organization)

6199

(Primary Standard Industrial Classification Code Number)

221 Main Street, 3rd Floor

San Francisco, CA 94105

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Registrants’ telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2023, Prosper Marketplace, Inc. (the “Company”) entered into a First Amended and Restated Program Agreement (as amended and restated, the “Agreement”) with Coastal Community Bank (“Coastal”), that governs the Company’s partnership with Coastal through which eligible consumers are extended unsecured credit through Prosper-branded credit cards (“Credit Cards”). Defined terms used herein and not defined shall have the meaning set forth in the Agreement.

Under the Agreement, the Company is responsible for servicing the entire underlying portfolio of Credit Cards. The receivables associated with the Credit Cards are maintained on the balance sheet of Coastal with customer accounts randomly designated as either Prosper Allocations or Coastal Allocations on an approximate 90% to 10% split. Prosper will receive 100% of the Finance Charge Funds, plus all Principal Funds and Interest Funds on the Prosper Allocations, while Coastal will retain all Principal Funds and Interest Funds on the Coastal Allocations. Coastal will maintain the entirety of receivables corresponding to the principal balance of Prosper Allocations on its balance sheet (the “Retained Principal Receivables”), provided that the Company will purchase receivables such that the Retained Principal Receivables on Coastal’s balance sheet shall not exceed $300 million.

The Company will pay Coastal a program fee in an amount equal to a variable rate based on the Fed Funds Rate plus a margin on the outstanding Retained Principal Receivables, subject to a minimum monthly fee. The Company is entitled to all interchange fees collected by Coastal in connection with Credit Card transactions, net of any Credit Card chargebacks or refunds and after reimbursement of a fixed percentage of the received interchange to Coastal. Coastal will also pay the Company a monthly servicing fee based on, among other things, the balance of receivables corresponding to Coastal Allocations. The Company is responsible for all charge-off losses associated with receivables with respect to Prosper Allocations and shall fund a cash reserve account in the name of Coastal in connection therewith. Coastal is responsible for all charge-off losses associated with receivables with respect to Coastal Allocations, provided that Coastal’s responsibility is capped for Straight Charge-Off Losses. The Company is responsible for Straight Charge-Off Losses for Coastal Allocations above the cap.

The Agreement has an initial term of five years from the date on which the Credit Cards are first made available to the public under the Agreement and automatically renews for successive 12-month terms unless terminated under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	First Amended and Restated Program Agreement, dated August 16, 2023, between Prosper Marketplace, Inc. and Coastal Community Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain confidential information contained in this exhibit, market by brackets, has been omitted because the information (i) is not material and (ii) is the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: August 22, 2023	By:	/s/ Edward R. Buell III
Edward R. Buell III
General Counsel and Secretary